TRADUCCION PUBLICA.-------------------------------------------------------------

SWORN TRANSLATION. -------------------------------------------------------------

At the top of the first two pages of the document, there appears a logo which reads as follows: ASSOCIATION OF NOTARIES PUBLIC - Federal Capital - Argentine Republic - NOTARIAL RECORD. ACT No. 12.990.-------------------------------------

[There is also the following seal which reads as follows:] ENRIQUE FERNANDEZ MOUJAN (H). Notary Public.- Registration No. 4009 [Illegible signature]. B 010825089. [There also appear several seals and stamps on the left side of the first page].--------------------------------------------------------------------

CERTIFIED COPY.-----------------------------------------------------------------

Folio Number 1473. FIRST CERTIFIED COPY. DEED NUMBER THREE HUNDRED AND THIRTY EIGHT. - In the city of Buenos Aires, Federal Capital of the Argentine Republic, on these ten days of the month of March of the year one thousand nine hundred and ninety nine, before me, the attesting Notary Public, there appeared Mrs. Adela Maria AYERZA or AYERZA de GUTIERREZ, Argentinean, born on October 19, 1936, personal identity booklet number 3.491.543, married in first wedlock to Vicente Gutierrez Maxwell, domiciled at Billinghurst street number 2524,
6o.  floor of this city, to me known, which I attest, and expresses: THAT
SHE HEREBY GRANTS to Messrs Abel AYERZA, Norberto Rafael ARMANDO and Alejandro Maria ROJAS LAGARDE, A SPECIAL POWER OF ATTORNEY, to act in her name, place and stead, anyone of them indistinctly, in order to perform the following acts: to create, extend, dissolve any kind of corporations, divide, merge or liquidate them, with power to make capital contributions in cash, shares, effects, or any kind of goods, establish the conditions for the organization, extension, dissolution, division, merger or liquidation thereof, appoint directors and syndics, subscribe public deeds or private instruments that may be necessary; acquire, alienate, exchange, permute, subscribe for, pay up or endorse shares in any corporations or partnerships; represent principal with voting rights at any kind of shareholders' meetings in the corporations or partnerships in which said principal holds a share. The agents are hereby empowered to substitute these presents, or any part hereof. This power of attorney shall not be construed to revoke any other power of attorney granted previously, even those granted to anyone of the same agents and whether said powers of attorney have granted the same or similar powers than these presents. It is hereby evidenced that any acts performed by principal on the issues entrusted through this power of attorney shall not result in revocation, thus, to such purposes; it shall be necessary to be evidenced through a public deed. THIS DEED HAVING BEEN READ to the appearing party, she acknowledges the contents thereof, and in witness thereof signs it before me, as she usually does, which I also attest. ADELA MARIA AYERZA. There is a seal. Before me, ENRIQUE FERNANDEZ MOUJAN. THIS A TRUE COPY of the original deed entered by me on folio 1473 of the Book of Notarial Records number 284, to which I was assigned, which I attest. I issue this FIRST CERTIFIED COPY for the AGENTS, validated on this seal of Notarial Record, which I sign and seal in the city of Buenos Aires, on these ten days of the month of March of the year one thousand nine hundred and ninety-nine. [There appear an illegible signature and seal which reads:] ENRIQUE FERNANDEZ MOUJAN (H) - Notary Public. Registration 4009. --------------------------------------------------------------------------

[At the top of this page there is the following legend:] CECF - Legalization
No. 199906041416/3 - B 010825089. [There also appears part of two illegible seals]. --------------------------------------------------------------

[Second Page].------------------------------------------------------------------

[There appears part of two illegible seals]. LEGALIZATION. [There follow an illegible signature and a seal which reads:] ENRIQUE FERNANDEZ MOUJAN (H). Notary Public. Registration No. : 4009. L 003787496.----------------------------

The ASSOCIATION OF NOTARIES PUBLIC of the City of Buenos Aires, Federal Capital of the Argentine Republic, pursuant to the powers granted by the law in force, HEREBY LEGALIZES the signature and seal corresponding to the Notary Public ENRIQUE FERNANDEZ MOUJAN -H-, stamped on the document annexed hereto, which has been submitted on the date stated below, and recorded under No.
199906041416/3. This legalization does not give any opinion about the contents and form of the document.-------------------------------------------------------

Buenos Aires, Friday, June 4, 1999. [Illegible signature]. DANIEL AUGUSTO FERRO. ASSOCIATION OF NOTARIES PUBLIC. FORMER CERTIFIER COUNSEL. [Circular logo that reads:] ASSOCIATION OF NOTARIES PUBLIC. LEGALIZATION. City of Buenos Aires. Federal Capital. Argentine Republic. -------------------------------------------

[There is a seal that reads:] CONSULATE OF THE REPUBLICA ORIENTAL DEL URUGUAY. CODE 14-01-27.------------------------------------------------------------------

[Reverse side of page] [There appear parts of three illegible seals and a circular seal that reads:]. ARGENTINE MINISTRY OF FOREIGN AFFAIRS. LEGALIZATIONS. -----------------------------------------------------------------

General Direction of Consular Affairs. Legalization Department. AUTHORIZED. The Legalization Department pertaining to the Argentine Ministry of Foreign Affairs does hereby certify that the signature appearing on this document which reads D.
A. FERRO is similar to the one stamped on our records.--------------------------

Order Number: 201966. Tariff: 6123. Amount: 31. Date: June 07, 1999. [There follow an illegible signature and seal that reads:] Signature. MIGUEL C. G. HAURIGOT. Legalization Department, Argentine Ministry of Foreign Affairs. [There follows an illegible seal].-----------------------------------------------------

[Third page].-------------------------------------------------------------------

[There appear parts of two illegible seals]. CONSULATE OF URUGUAY IN BUENOS AIRES. IN ORDER THAT THIS DOCUMENT BE VALID IN THE REPUBLICA ORIENTAL DEL URUGUAY, IT SHALL BE LEGALIZED IN THE MINISTRY OF FOREIGN RELATIONS OF URUGUAY.-

CONSULATE OF URUGUAY IN BUENOS AIRES, ARGENTINA. -------------------------------

To legalize the signature of: legalization signature pertaining to Miguel C. G. Haurigot, Legalization Department of Ministry of Foreign Affairs and [Illegible legend] stamped on the special power of attorney granted by Adela Maria Ayerza to Abel Ayerza and others.------------------------------------------------------

Date: June 08, 1999. Record: 5698. Receipt Number: 08361. Tariff: 45. Local Currency Pesos: 112,00. Consular Currency Pesos: 8,00. [There follow an illegible signature and seal that reads:] HUGO MAZZETA. Counselor Minister. Assigned Consul. [There follows a circular seal that reads:] CONSULATE OF THE REPUBLICA ORIENTAL DEL URUGUAY. Code 14-01-27. Buenos Aires. [There is also a seal that reads:] IT CORRESPONDS TO THE CERTIFICATION No. T002541125. [Illegible signature and seal that reads:] ENRIQUE FERNANDEZ MOUJAN. Notary Public. Registration No. : 4009. -------------------------------------------------------

[Fourth page]. -----------------------------------------------------------------

[There is half of a seal on this page and half of it on the previous page] [At the top of this page there is a circular logo that reads:] ASSOCIATION OF NOTARIES PUBLIC - City of Buenos Aires. Federal Capital - Argentine Republic - Certification of Copies. Act No. 404. T 002541125.------------------------------

Buenos Aires, February 09, 2004. In my capacity of Notary Public with Notarial Record No. 284, I DO HEREBY CERTIFY that the copy annexed hereto, issued in three (3) pages, which I stamp my seal and signature, is a TRUE COPY of its original, which I have before me, all of which I attest.------------------------

[There follows a circular seal and illegible signature] ENRIQUE FERNANDEZ
MOUJAN (H). NOTARY PUBLIC. Registration No.  4009.------------------------------

THIS IS A TRUE TRANSLATION into English of the certified photocopies of the original document in Spanish which I have had before me and annex hereto in Buenos Aires, on February 11, 2004.---------------------------------------------

ES TRADUCCION FIEL al ingles de las fotocopias certificadas del documento original en castellano, las cuales tuve ante mi y adjunto a la presente, en Buenos Aires, a los 11 dias del mes de febrero del ano 2004.--------------------